Exhibit 99.1

Blackbaud, Inc. Announces Third Quarter 2011 Results

Announces Fourth Quarter 2011 Dividend

CHARLESTON, S.C. – November 1, 2011 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter ended September 30, 2011.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “Solid execution during the third quarter enabled Blackbaud to deliver organic revenue growth of 12% and total revenue growth of 15%. We believe the company remains well positioned to deliver low double digit organic revenue growth and mid-teens total revenue growth for the full year 2011. This would represent a meaningful acceleration in growth from the 5% level in 2010, in spite of the continued challenging economic environment.”

“During the third quarter, we closed a record 7 new Enterprise CRM deals as Blackbaud continues to expand its growing leadership position at the high-end of the nonprofit market. Our Enterprise CRM wins continue to be diversified across our major nonprofit sub-verticals, and two of our third quarter wins were with international nonprofit organizations,” Chardon added. “Our General Markets Business Unit is also executing at a high level, delivering strong growth and gaining significant market share in the mid-market. Blackbaud has created a strong market leadership position in the mid-market over several decades, and we believe it remains a large and underpenetrated market opportunity.”

Blackbaud reported total revenue of $95.5 million for the quarter ended September 30, 2011, an increase of 15% compared to $83.2 million for the third quarter of 2010. Income from operations and net income, determined in accordance with GAAP, were $15.7 million and $9.8 million, respectively, compared with $13.1 million and $8.5 million, respectively, for the third quarter of 2010. Diluted earnings per share were $0.22 for the quarter ended September 30, 2011 compared with $0.20 in the same period last year.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $21.1 million, an increase of 17% compared to $18.0 million in the same period last year. Non-GAAP net income was $12.8 million for the quarter ended September 30, 2011, an increase of 16% compared to $11.0 million in the same period last year. Non-GAAP diluted earnings per share were $0.29 for the quarter ended September 30, 2011, an increase of 16% compared with $0.25 in the same period last year.

The company’s third quarter 2011 results include an adjustment to lengthen the amortization period of the initial set-up fees associated with certain subscription based offerings as analysis indicated that the average life of related customer relationships is longer than previously estimated. This adjustment reduced third quarter revenue by approximately $700,000, non-GAAP operating income by approximately $400,000 and non-GAAP diluted earnings per share by $0.01.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the third quarter with $52.0 million in cash, an increase from $33.4 million at the end of the previous quarter. The company generated $67.7 million in cash from operations for the nine months ended September 30, 2011, an increase of 38% compared to the same period last year.

Timothy V. Williams, Chief Financial Officer of Blackbaud, said, “In addition to re-accelerating revenue growth, the company has been able to start the process of re-expanding margins modestly during 2010. The third quarter represented the highest quarterly non-GAAP operating margin since 2009, and contributed to 40 basis points of margin expansion for the first nine months of the year as compared to 2010. We remain confident in the company’s ability to expand margins modestly over the next several years as our business continues to scale and the economic environment eventually improves.”

Fourth Quarter 2011 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a fourth quarter dividend of $0.12 per share payable on December 15, 2011, to stockholders of record on November 28, 2011. Additionally, as of September 30, 2011, $50.0 million remained available under the Company’s share repurchase program, which became effective on August 1, 2010.

Conference Call Details

Blackbaud will host a conference call today, November 1, 2011, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-364-3109 (domestic) or 719-325-2497 (international). A replay of this conference call will be available through November 8, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 4844367. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 25,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the US, and in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, costs associated with amortization of intangibles arising from business combinations, one-time write-offs or expenses incurred in connection with acquisitions and a gain in connection with the sale of a business.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@Blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$51,999	$27,974
Donor restricted cash	21,180	16,359
Accounts receivable, net of allowance of $2,940 and $2,687 at September 30, 2011 and December 31, 2010, respectively	62,641	59,804
Prepaid expenses and other current assets	30,724	33,847
Deferred tax asset, current portion	5,173	5,164

Total current assets	171,717	143,148
Property and equipment, net	28,778	22,963
Deferred tax asset	35,553	44,639
Goodwill	89,255	76,247
Intangible assets, net	40,343	38,515
Other assets	5,716	2,579

Total assets	$371,362	$328,091

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$9,908	$9,883
Accrued expenses and other current liabilities	30,405	28,322
Donations payable	21,180	16,359
Deferred revenue	155,015	141,149

Total current liabilities	216,508	195,713
Deferred revenue, noncurrent	6,992	6,900
Other noncurrent liabilities	2,854	2,419

Total liabilities	226,354	205,032

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 53,488,169 and 53,316,280 shares issued at September 30, 2011 and December 31, 2010, respectively	54	53
Additional paid-in capital	171,025	158,419
Treasury stock, at cost; 8,872,688 and 8,842,882 shares at September 30, 2011 and December 31, 2010, respectively	(161,966)	(161,186)
Accumulated other comprehensive loss	(687)	(512)
Retained earnings	136,582	126,285

Total stockholders’ equity	145,008	123,059

Total liabilities and stockholders’ equity	$371,362	$328,091

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2011	2010	2011	2010
Revenue
License fees	$4,952	$5,070	$14,600	$17,209
Subscriptions	26,035	21,235	77,415	60,797
Services	29,782	23,992	81,790	64,967
Maintenance	32,895	31,416	97,329	92,970
Other revenue	1,867	1,513	5,073	4,193

Total revenue	95,531	83,226	276,207	240,136

Cost of revenue
Cost of license fees	796	626	2,515	2,218
Cost of subscriptions	10,625	7,950	30,260	22,792
Cost of services	20,019	17,008	59,200	48,761
Cost of maintenance	6,521	6,310	18,807	18,005
Cost of other revenue	1,708	1,381	4,253	3,831

Total cost of revenue	39,669	33,275	115,035	95,607

Gross profit	55,862	49,951	161,172	144,529

Operating expenses
Sales and marketing	18,731	16,953	57,124	52,399
Research and development	12,224	11,776	36,223	34,395
General and administrative	8,975	7,901	27,351	23,199
Amortization	249	195	729	587

Total operating expenses	40,179	36,825	121,427	110,580

Income from operations	15,683	13,126	39,745	33,949
Interest income	55	21	133	64
Interest expense	(59)	(45)	(143)	(170)
Other income (expense), net	(107)	53	178	(129)

Income before provision for income taxes	15,572	13,155	39,913	33,714
Income tax provision	5,811	4,636	13,640	12,453

Net income	$9,761	$8,519	$26,273	$21,261

Earnings per share
Basic	$0.22	$0.20	$0.60	$0.49
Diluted	$0.22	$0.20	$0.60	$0.48
Common shares and equivalents outstanding
Basic weighted average shares	43,548,494	42,747,209	43,449,958	43,145,289
Diluted weighted average shares	44,147,911	43,472,822	44,045,438	43,880,554
Dividends per share	$0.12	$0.11	$0.36	$0.33

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2011	2010
Cash flows from operating activities
Net income	$26,273	$21,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,281	11,955
Provision for doubtful accounts and sales returns	3,708	1,960
Stock-based compensation expense	10,913	9,240
Excess tax benefits from stock based compensation	(423)	(1,161)
Deferred taxes	6,088	3,480
Other non-cash adjustments	(703)	(114)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(5,864)	(7,549)
Prepaid expenses and other assets	516	(779)
Trade accounts payable	909	(771)
Accrued expenses and other liabilities	(216)	(2,800)
Donor restricted cash	(7,598)	(6,020)
Donations payable	7,598	6,020
Deferred revenue	14,237	14,141

Net cash provided by operating activities	67,719	48,863

Cash flows from investing activities
Purchase of property and equipment	(12,997)	(10,597)
Purchase of net assets of acquired companies, net of cash acquired	(16,475)	(390)
Purchase of investment	-	(2,000)
Purchase of intangible assets	-	(130)
Proceeds from sale of assets	874	-

Net cash used in investing activities	(28,598)	(13,117)

Cash flows from financing activities
Dividend payments to stockholders	(16,034)	(14,609)
Proceeds from exercise of stock options	1,973	4,695
Excess tax benefits from stock based compensation	423	1,161
Purchase of treasury stock	-	(22,613)
Proceeds from issuance of debt	-	4,000
Payments on debt	-	(4,868)
Payments of deferred financing costs	(767)	-
Payments on capital lease obligations	(35)	(135)

Net cash used in financing activities	(14,440)	(32,369)

Effect of exchange rate on cash and cash equivalents	(656)	107

Net increase in cash and cash equivalents	24,025	3,484
Cash and cash equivalents, beginning of period	27,974	22,769

Cash and cash equivalents, end of period	$51,999	$26,253

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

GAAP revenue	$95,531	$83,226	$276,207	$240,136

GAAP gross profit	$55,862	$49,951	$161,172	$144,529
Non-GAAP adjustments:
Add: Stock-based compensation expense	764	711	2,375	2,083
Add: Amortization of intangibles from business combinations	1,582	1,548	4,778	4,594

Total Non-GAAP adjustments	2,346	2,259	7,153	6,677

Non-GAAP gross profit	$58,208	$52,210	$168,325	$151,206

Non-GAAP gross margin	61%	63%	61%	63%

GAAP income from operations	$15,683	$13,126	$39,745	$33,949

Non-GAAP adjustments:
Add: Stock-based compensation expense	3,587	3,180	10,913	9,240
Add: Amortization of intangibles from business combinations	1,831	1,743	5,507	5,181
Add: Acquisition-related expenses	-	-	1,054	-
Less: Gain on sale of assets	-	-	(549)	-

Total Non-GAAP adjustments	5,418	4,923	16,925	14,421

Non-GAAP income from operations	$21,101	$18,049	$56,670	$48,370

Non-GAAP operating margin	22%	22%	21%	20%

GAAP net income	$9,761	$8,519	$26,273	$21,261

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	5,418	4,923	16,925	14,421
Add: Tax impact related to Non-GAAP adjustments	(2,374)	(2,415)	(8,527)	(6,320)

Non-GAAP net income	$12,805	$11,027	$34,671	$29,362

Shares used in computing Non-GAAP diluted earnings per share	44,148	43,473	44,045	43,881

Non-GAAP diluted earnings per share	$0.29	$0.25	$0.79	$0.67

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$80	$112	$407	$279
Cost of services	491	380	1,395	1,230
Cost of maintenance	193	219	573	574

Subtotal	764	711	2,375	2,083
Operating expenses
Sales and marketing	305	272	934	977
Research and development	759	715	2,273	2,130
General and administrative	1,759	1,482	5,331	4,050

Subtotal	2,823	2,469	8,538	7,157

Total stock-based compensation expense	$3,587	$3,180	$10,913	$9,240

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$126	$116	$384	$325
Cost of subscriptions	823	760	2,440	2,280
Cost of services	394	343	1,172	1,020
Cost of maintenance	221	310	726	913
Cost of other revenue	18	19	56	56

Subtotal	1,582	1,548	4,778	4,594
Operating expenses	249	195	729	587

Total amortization of intangibles from business combinations	$1,831	$1,743	$5,507	$5,181